Exhibit 99.1

FOR IMMEDIATE RELEASE

           ACCESS INTEGRATED TECHNOLOGIES, INC. ANNOUNCES FISCAL 2006
                      FOURTH QUARTER AND YEAR-END RESULTS

         - Revenue Growth Continues, Driven by New and Existing Product
                            and Service Offerings -

MORRISTOWN,  N.J.  -  JUNE  12,  2006-  ACCESS  INTEGRATED  TECHNOLOGIES,   INC.
("ACCESSIT" OR THE "COMPANY") (NASDAQ: AIXD) reported a 58% increase in revenues, to a record $16,795,000 for the fiscal year ended March 31, 2006. For the full fiscal year, the company posted an EBITDA[1] (defined below) loss and an Adjusted EBITDA[1] loss of $3,666,000, and a net loss of $16,812,000 or $1.19 per basic and diluted share. The net loss includes non-cash expenses for depreciation, amortization of software development, non-cash interest and debt conversion expenses aggregating $13,224,000.

For the fourth quarter ended March 31, 2006, the company reported a 28% increase in revenues to a record of $4,511,000. EBITDA[1] and Adjusted EBITDA[1] in the fiscal fourth quarter was a loss of $1,274,000, and a net loss of $3,025,000 or $0.17 per basic and diluted share. The net loss for the quarter includes non-cash expenses for depreciation, amortization of software development, non-cash interest and debt conversion expenses totaling $1,610,000.

FOURTH FISCAL QUARTER AND FISCAL YEAR HIGHLIGHTS

o Revenues for the fourth quarter increased by 28%, to $4,511,000 from $3,516,000 in the comparable year ago period. Revenues for the fiscal year ended March 31, 2006 increased to $16,795,000, compared to revenues of $10,651,000 reported in the year ago period, a 58% increase. Fiscal 2006 fourth quarter and full-year results included the revenues from FiberSat Global Services LLC and the Pavilion Movie Theatre/Entertainment Complex, both acquired in fiscal 2005.

o EBITDA[1] for the three and twelve months ended March 31, 2006 was a loss of $1,274,000 and $3,666,000 respectively, compared to an EBITDA[1] loss of $567,000 and $1,708,000 in the comparable year ago periods, respectively. The decrease in EBITDA[1] was primarily due to increased selling, general and administrative expenses associated with an overall higher headcount and support services related to the increased size of the company. Adjusted EBITDA[1], which also excludes non-cash stock based compensation, for the three and twelve month periods ended March 31, 2006 was a loss of $1,274,000 and $3,666,000, respectively, compared to Adjusted EBITDA loss of $567,000 and $1,205,000 in the comparable year ago periods, respectively.

o Loss from operations in the March 2006 quarter increased to $2,741,000, from a loss of $1,884,000 in the March 2005 quarter. Loss from operations for the fiscal year ended March 2006 increased to $9,214,000 from a loss of $5,700,000 reported in the year ended March 2005. The increased loss was due to the reasons referenced above in the EBITDA[1] discussion, as well as higher depreciation and amortization resulting from our increased asset base from the purchase of digital cinema projections systems by Christie/AIX, in connection with its Digital Cinema Roll-Out.

o Net loss available to common stockholders for the three and twelve months ended March 31, 2006 increased to $3,025,000 and $16,812,000, respectively compared to losses of $2,799,000 and $6,788,000 in the year ago periods.

o The company fully utilized the $75,000,000 Shelf Registration filed in December 2005. The combined estimated net proceeds of approximately $69,248,000 are being used for the purchase, installation and maintenance of digital cinema projection systems by Christie/AIX, in connection with its Digital Cinema Roll-Out, and for general corporate purposes.

o In March 2006, our subsidiary Christie/AIX received a commitment from General Electric Capital Corporation to underwrite up to $217 million of a senior secured financing, consisting of a $217 million Senior Secured Multi Draw Term Loan anticipated to be due May 2013. Proceeds from the Facility will be used for the purchase and installation of approximately 70% of the installed cost of digital cinema projection systems in connection with our Digital Cinema Roll-Out. The remaining cost would be funded from equity provided by AccessIT.

o At March 31, 2006, the Company had installed 210 digital cinema systems and 426 as of May 31, 2006 and remains committed to completing 2,000 to 2,500 digital cinema systems installations by April 2007 and complete all 4,000 digital cinema systems installations by October 31, 2007.

Bud Mayo, Chief Executive Officer of ACCESSIT, stated, "Fiscal 2006 was a year of significant achievement for ACCESSIT and indeed, the whole industry. The benefits of the investments made and those that we continue to make are now beginning to be reflected in our business. Recent product introductions, such as TDS Global and our hardware agnostic Theatre Command Center (TCC) software systems, greatly expands ACCESSIT`s position as the only company capable of combining proven digital cinema technologies with real-world experience. Our capabilities now span the spectrum from global content scheduling, management, accounting and delivery solutions for content owners through to theater operations management for exhibitors. The year ahead will be an exciting one for ACCESSIT as the number of theatres converting to digital dramatically expands, the digital cinema revolution gathers additional momentum, and related revenue streams begin to impact our bottom line."

CONFERENCE CALL NOTIFICATION

ACCESSIT will host a conference call to discuss its financial results at 10:00 a.m. EST on Monday, June 12, 2006. The conference can be accessed by dialing 617.801.9715, passcode 50621351 at least five minutes before the start of the call. The conference call will also be webcast simultaneously and will be accessible via the web on ACCESSIT's Web site, WWW.ACCESSITX.COM. A replay of the call will be available at 617.801.6888, passcode 61327675 through Monday, June 19, 2006.

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is the industry leader in providing fully integrated software and services to enable the motion picture entertainment industry and all of its constituents to transition from film to digital cinema. Its studio-backed 4,000 screen ongoing deployment of digital systems is the first and the largest of its kind in the world. The company's Theatrical Distribution System software and electronic satellite delivery services provide studios and content owners with a seamless entry into the digital era while its vendor neutral Theatre Command Center and Exhibitor Management System provide exhibitors with all the tools needed to transition to digital cinema. For more information on ACCESSIT, visit WWW.ACCESSITX.COM.

SAFE HARBOR STATEMENT

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, along with ACCESSIT's filings with the Securities and Exchange Commission, including ACCESSIT's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might",
"believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT undertakes no specific obligation or intention to update these statements after the date of this release.

                                      # # #
                                    Contact:


Suzanne Tregenza Moore                                  Michael Glickman
AccessIT                                                The Dilenschneider Group
973.290.0080                                            212.922.0900
smoore@accessitx.com


                                                 ACCESS INTEGRATED TECHNOLOGIES, INC.
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (In thousands, except for share and per share data)


                                                                                     Three Months Ended
                                                                                         March 31,
                                                                                    --------------------
                                                                                    2005            2006
                                                                                    ----            ----
Revenues:
  Media services.............................................................  $   1,550        $   2,532
  Data center services.......................................................      1,966            1,979
                                                                                   -----            -----
                  Total revenues                                                   3,516            4,511

Costs of revenues (exclusive of depreciation and amortization shown below):
  Media services.............................................................        792            1,591
  Data center services.......................................................      1,005            1,219
                                                                                   -----            -----
                  Total costs of revenues                                          1,797            2,810
                                                                                   -----            -----
         Gross profit                                                              1,719            1,701

Operating expenses:
Selling, general and administrative.......................................         1,996            3,016
Provision for doubtful accounts..........................................             64               96
Research and development................................................             377              (24)
Depreciation and amortization............................................          1,166            1,354
                                                                                   -----            -----
                  Total operating expenses                                         3,603            4,442
                                                                                   -----            -----

Loss from operations                                                              (1,884)          (2,741)

Interest income..............................................................          5              136
Interest expense.............................................................       (327)            (315)
Non-cash interest expense.................................................          (676)             (82)
Debt conversion expense...................................................             -              (61)
Other income (expense), net...............................................             5              (40)
                                                                                  ------           ------
Loss before income tax benefit                                                    (2,877)          (3,103)
Income tax benefit..........................................................          78               78
                                                                                  ------           ------

Net loss                                                                        $ (2,799)        $ (3,025)
                                                                                ========         ========
Net loss available to common stockholders per common share:
    Basic and diluted                                                           $  (0.27)        $  (0.17)
                                                                                ========         ========
Weighted average number of common shares outstanding:
     Basic and diluted                                                        10,391,502       17,628,282
                                                                              ==========       ==========

                                                 Access Integrated Technologies, Inc.
                                                EBITDA and Adjusted EBITDA (as defined)
                                                   Reconciliation to GAAP Net Income
                                                            (In thousands)

                                                                                       Three Months Ended
                                                                                            March 31,
                                                                                    -------------------------
                                                                                     2005               2006
                                                                                     ----               ----
Net loss                                                                       $    (2,799)         $(3,025)
ADD BACK:
  Amortization of software development................................                 151               113
  Depreciation and amortization.......................................               1,166             1,354
  Interest income.....................................................                  (5)             (136)
  Interest expense....................................................                 327               315
  Non-cash interest expense...........................................                 676                82
  Income tax benefit..................................................                 (78)              (78)
  Debt conversion expense.............................................                   -                61
  Other (income) expense, net.........................................                  (5)               40
                                                                               ------------          --------
EBITDA (as defined)                                                            $      (567)          $(1,274)
                                                                               ============          ========
                                                                               ------------          --------
Adjusted EBITDA (as defined)                                                   $      (567)          $(1,274)
                                                                               ============          ========


                                                 ACCESS INTEGRATED TECHNOLOGIES, INC.
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (In thousands, except for share and per share data)

                                                                                        Twelve Months Ended
                                                                                             March 31,
                                                                                     ------------------------
                                                                                     2005                2006
                                                                                     ----                ----
Revenues:
  Media services.........................................................        $   4,043      $       9,909
  Data center services...................................................            6,608              6,886
                                                                                    ------             ------
                  Total revenues                                                    10,651             16,795

Costs of revenues (exclusive of depreciation and amortization shown below):
  Media services.........................................................            1,696              6,738
  Data center services...................................................            4,115              4,812
                                                                                    ------             ------
                  Total costs of revenues                                            5,811             11,550
                                                                                    ------             ------
         Gross profit                                                                4,840              5,245

Operating expenses:
Selling, general and administrative.......................................           5,607              8,972
Provision for doubtful accounts...........................................             640                186
Research and development..................................................             666                300
Non-cash stock-based compensation.........................................               4                  -
Depreciation and amortization.............................................           3,623              5,001
                                                                                    ------              -----
Total operating expenses                                                            10,540             14,459
                                                                                    ------             ------

Loss from operations                                                                (5,700)            (9,214)

Interest income...........................................................               5                316
Interest expense..........................................................            (605)            (2,152)
Non-cash interest expense.................................................            (832)            (1,407)
Debt conversion expense...................................................               -             (6,269)
Other income, net.........................................................              23              1,603
                                                                                    ------             ------
Loss before income tax benefit and minority interest                                (7,109)           (17,123)
Income tax benefit.........................................................            311                311
                                                                                    ------             ------
Loss before minority interest                                                       (6,798)           (16,812)
Minority interest in loss of subsidiary....................................             10                  -
                                                                                 ---------        -----------

Net loss                                                                         $  (6,788)      $    (16,812)
                                                                                 =========        ===========
Net loss available to common stockholders per common share:
   Basic and diluted                                                             $   (0.70)      $      (1.19)
                                                                                 =========        ===========
Weighted average number of common shares outstanding:
   Basic and diluted                                                             9,668,876         14,086,001
                                                                                 =========        ===========


                                                 Access Integrated Technologies, Inc.
                                                EBITDA and Adjusted EBITDA (as defined)
                                                   Reconciliation to GAAP Net Income
                                                            (In thousands)

                                                                                      Twelve Months Ended
                                                                                           March 31,
                                                                                    -------------------------
                                                                                    2005                 2006
                                                                                    ----                 ----

Net loss                                                                        $  (6,788)         $ (16,812)
ADD BACK:
  Amortization of software development..............................                  369                547
  Depreciation and amortization.....................................                3,623              5,001
  Interest income...................................................                   (5)              (316)
  Interest expense..................................................                  605              2,152
  Non-cash interest expense.........................................                  832              1,407
  Income tax benefit................................................                 (311)              (311)
  Minority interest.................................................                  (10)                 -
  Debt conversion expense...........................................                    -              6,269
  Other income, net.................................................                  (23)            (1,603)
                                                                                 ---------          --------
EBITDA (as defined)                                                              $ (1,708)          $ (3,666)
                                                                                 =========          ========
ADD BACK:
  Non-cash stock-based compensation.................................                    4                  -
  Provision for customer related unbilled revenue...................                  499                  -
                                                                                 ---------          --------
  Adjusted EBITDA (as defined)                                                   $ (1,205)          $ (3,666)
                                                                                 =========          ========




                                                 Access Integrated Technologies, Inc.
                                                      Consolidated Balance Sheets
                                                   (In thousands, except share data)
                                                               (Audited)

                                                                                       March 31,         March 31,
                                                                                         2005              2006
                                                                                         ----              ----
                                                              ASSETS
Current assets
    Cash and cash equivalents...................................................  $      4,779       $      36,641
    Investment securities.......................................................             -              24,000
    Accounts receivable, net....................................................           947               1,593
    Prepaid and other current assets............................................           762                 700
    Note receivable, net of current portion.....................................             -                  43
    Unbilled revenue............................................................           550               1,492
                                                                                   -----------       -------------
Total current assets                                                                     7,038              64,469

    Property and equipment, net.................................................        14,261              44,551
    Intangible assets, net......................................................         3,337               2,056
    Capitalized software costs, net.............................................         1,622               1,680
    Goodwill....................................................................        10,363               9,310
    Deferred costs..............................................................           726                 148
    Note receivable, net of current portion.....................................             -               1,122
    Unbilled revenue, net of current portion....................................            69                  42
    Security deposits...........................................................           361                 389
    Restricted cash.............................................................             -                 180
                                                                                  ------------      --------------
Total assets                                                                      $     37,777         $   123,947
                                                                                  ============      ==============


                LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable and accrued expenses.......................................  $     2,415      $       13,282
    Current portion of notes payable............................................        1,415               1,203
    Current portion of customer security deposits...............................          116                 176
    Current portion of capital leases...........................................          432                  89
    Current portion of deferred revenue.........................................          884                 768
    Current portion of deferred rent expense....................................           42                 100
                                                                                 ------------       -------------
Total current liabilities                                                               5,304              15,618

    Notes payable, net of current portion.......................................       12,682               1,948
    Customer security deposits, net of current portion..........................          161                  40
    Deferred revenue, net of current portion....................................           95                  66
    Capital leases, net of current portion......................................        6,058               5,978
    Deferred rent expense, net of current portion...............................          970                 918
    Deferred tax liability......................................................        1,210                 898
                                                                                 ------------     ---------------
Total liabilities                                                                      26,480              25,466
                                                                                 ------------     ---------------

Commitments and contingencies

    Redeemable Class A common stock, issued and outstanding,
       53,534 and 0 shares issued and outstanding at March 31, 2005 and
       March 31, 2006, respectively.............................................        250                   -

Stockholders' equity:
    Class A  common  stock,  $0.001  par  value  per  share;  40,000,000  shares authorized;  9,433,328  and  22,059,567  shares  issued and 9,381,888 and
       22,008,127 shares
       outstanding at March 31, 2005 and March 31, 2006, respectively...........          9                  22

    Class B  common  stock,  $0.001  par  value  per  share;  15,000,000  shares authorized;  965,811 and 925,811 shares issued and  outstanding,  at March
      31, 2005 and March 31, 2006, respectively.................................          1                   1
    Additional paid-in capital..................................................     32,696             136,929
    Treasury Stock, at cost; 51,440 shares......................................       (172)               (172)
    Accumulated deficit.........................................................    (21,487)            (38,299)
                                                                                ------------       -------------
Total stockholders' equity                                                            11,047              98,481
                                                                                ------------       -------------

Total liabilities, redeemable stock and stockholders' equity                     $    37,777         $   123,947
                                                                                 ===========         ===========



[1] EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, and other income (expense), net, and non-recurring items. Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, non-recurring items, and non-cash stock-based compensation. EBITDA and Adjusted EBITDA are presented because management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of EBITDA to Generally Accepted Accounting Principles ("GAAP") net income is included in the table attached to this release. EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.